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                                                                   EXHIBIT 10.19



                                    AGREEMENT

                                     BETWEEN

                           CITIZENS UTILITIES COMPANY

                                       AND

                          CONVERGENT GROUP CORPORATION

                            (CVG REFERENCE NO. U181)


       This AGREEMENT (hereinafter referred to as "Agreement") is made and entered into on _____________, 1997, by and between Citizens Utilities Company (hereinafter referred to as "CLIENT"), located at High Ridge Park, Stamford, CT 06905-1390, and Convergent Group Corporation (hereinafter referred to as "CONSULTANT"), located at 6200 S. Syracuse Way, Englewood, CO 80111, for the sale of hardware manufactured by third parties hereto (hereinafter referred to as "Hardware"), the licensing and maintenance of Third-Party Application Software and Operating System Software (hereinafter referred to as "Software"), associated documentation (hereinafter referred to as "Documentation"), and professional Consultant Services required to provide technical and management consulting expertise to CLIENT for custom application software and custom application software systems as well as provide technical services related thereto as defined in Attachments, attached hereto and incorporated herein by this reference.

       In consideration of the covenants and agreements contained herein and other good and valuable consideration, the sufficiency of which is hereby mutually acknowledged, the parties hereto agree as follows:

1.     STATEMENT OF SERVICES - SCOPE OF WORK

1.1 CONSULTANT agrees to provide CLIENT with professional services of CONSULTANT's staff to perform management and technical consulting tasks for the implementation of the DESIGN GIS Project in accordance with Attachment A - Scope of Work, which is attached hereto and incorporated herein by this reference.

1.2 All work shall be performed in accordance with sound and generally accepted professional practices and industry standards by professional, managerial and administrative personnel fully qualified in the respective professional disciplines required.


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2.     SOLE AGREEMENT

2.1 This Agreement and the Attachments hereto constitute the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes and replaces all prior agreements and understandings, whether oral or written. Additional agreements in writing between the parties, such as proposals from CONSULTANT and written acceptances by CLIENT, may be attached as Attachments to this Agreement in order to specifically define CONSULTANT's participation on individual projects for which CLIENT shall engage CONSULTANT to provide such services which agreements shall be herein incorporated and made a part hereof by this reference. This Agreement may not be changed or terminated verbally by, or on behalf of, either party.

3.     CONSULTANT EMPLOYEES

3.1 CONSULTANT personnel shall be and will remain at all times, during this Agreement, employees of CONSULTANT. CLIENT shall not be responsible for any payments due CONSULTANT employees on account of, or in connection with, this Agreement.

3.2 CONSULTANT employees assisting CLIENT under this Agreement who are found, in CLIENT's sole opinion, to be unsatisfactory for services to be performed hereunder, shall be removed by CONSULTANT immediately upon receipt of written notice from CLIENT. Such employee shall be replaced with another CONSULTANT employee satisfactory to CLIENT as soon as possible.

4.     PATENTS AND INVENTIONS

4.1 The CONSULTANT has developed numerous proven proprietary materials which provide the methodologies for the development of the Deliverables. The use of these materials contributes to the cost-effectiveness of CONSULTANT services. CLIENT agrees that CONSULTANT shall own all such products, materials, and methodologies and that CLIENT shall have or obtain no rights in such proprietary products, materials, and methodologies except pursuant to a separate written agreement executed by the parties. CLIENT understands that CONSULTANT proprietary costs analysis and strategic planning models and facilities database models and designs or certain software products may be used under this Agreement and CLIENT agrees not to exhibit, distribute, or otherwise disclose any such proprietary methods and materials to external or third parties without the prior approval in writing from CONSULTANT. The CONSULTANT shall continue to market, distribute, make derivative works from and sell similar work to other companies without further notice to nor consent from CLIENT. Nothing in this Agreement shall restrict or prohibit CONSULTANT's right to use concepts, techniques, and know-how used or developed in the course of performing these services.

4.2 CONSULTANT shall be the owner of copyright or other intellectual property rights in such Deliverable Products. CONSULTANT grants to CLIENT a perpetual unrestricted, royalty-free license to reproduce and use, for CLIENT's internal purposes only, any materials developed for CLIENT related to this Agreement, not including Third-Party Software Licenses. CLIENT


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agrees not to exhibit, distribute, or otherwise disclose any proprietary software, methods, or materials to external or third parties without the prior approval in writing from CONSULTANT. This section shall survive termination or expiration of this Agreement for any reason.

4.3 All Third-Party Software licenses will be executed between the CLIENT and the Third-Party Software vendor. Grants of licenses for all Third-Party Software licenses will be transferred from the Third-Party to the CLIENT in accordance with a mutually acceptable license agreement.

5.     TOTAL COST AND FEES

5.1 The total price for the implementation of project to support the CLIENT's business objectives is $17,806,739.00 which is comprised of a Fixed Price component as defined in Attachment B - Fixed Price Payments and an Estimated component as defined in Attachment C - Billing Terms for Estimated Work.

5.2 The Firm Fixed price is $7,346,739.00 and includes the delivery of Services and Land and Facility Data Conversion. The description of the tasks associated with fixed work effort is contained in Attachment A - Scope of Work and the billing schedule for the fixed costs and fees is contained in Attachment B - Fixed Price Payments.

5.3 The total estimated costs and fees are $10,460,000.00. These costs and fees include all estimated expenses for the project (expenses will be billed to CLIENT at cost plus a three and one-half percent (3 1/2%) administrative fee), custom applications, system integration development, Hardware and Third-Party Software as further defined in Attachment C - Billing Terms for Estimated Work. Incidental Expenses shall include, without limitation, the following: air transportation, auto rental, rail transportation, cabs, reasonable lodging and meals, express air shipments, data transmittal, telephone calls, and copying costs. The description of the tasks associated with the estimated work effort is contained in Attachment A - Scope of Work and the billing terms for the estimated cost and fees are contained in Attachment C - Billing Terms for Estimated Work.

5.4 The cost and fees set forth in Attachment B - Fixed Price Payments and Attachment C - Billing Terms for Estimated Work are exclusive of the following and CLIENT agrees to:

       5.4.1 enter into a contract amendment for any CLIENT-directed change of scope in accordance with Clause 11.1.2 of this Agreement.

       5.4.2 all taxes, however designated, paid or payable by hereunder, exclusive of taxes based on the net income of CONSULTANT. If any charges under this Agreement are exempt from sales or use tax liability, CLIENT shall provide to CONSULTANT, upon execution of this Agreement, evidence of tax exemption acceptable to the relevant taxing authority.


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6.     PAYMENT

6.1 The Firm Fixed Price payment schedule is contained in Attachment B - Fixed Price Payments which is attached hereto and incorporated herein by this reference. The Estimated Cost and Fees billing terms are delineated in Attachment C - Billing Terms for Estimated Work which is attached hereto and incorporated herein by this reference.

6.2 In the event that an invoice remains unpaid for thirty (30) days after the date it is delivered to CLIENT, the CONSULTANT shall charge CLIENT interest at the rate of 1 1/2 percent per month on the unpaid balance of said invoice from date of its delivery to CLIENT.

6.3    All invoices will be addressed to:

       Mr. Karl Weber
       Louisiana Gas Service Co.
       1233 Westbank Expressway
       P.O. Box 433
       Harvey, LA  70059

6.4 CLIENT will make payments using Electronic Funds Transfers using the bank and account information contained in Attachment F - Electronic Funds Transfer.

7.     TERM; TERMINATION OF AGREEMENT

7.1    This Agreement shall remain in full force and effect until the earlier of
(a) the services to be performed hereunder are completed or (b) earlier termination, as provided below.

7.2 Termination for Default. If either party shall at any time commit any material breach of any covenant, or warranty under this Agreement, and (i) shall fail to cure such breach within thirty (30) days of written notice of such breach or (ii) if it is not curable within thirty (30) days of written notice, shall fail to diligently commence to cure it within thirty (30) days of notice, the defaulted party may at its option and in addition to any other remedies to which it is entitled, terminate this Agreement by written notice.

7.3 Except as may be prohibited by the U.S. bankruptcy laws, in the event of either party's insolvency or inability to pay debts as they become due, voluntary or involuntary bankruptcy proceedings by or against a party hereto, or appointment of a receiver or assignee for the benefit of creditors, the other party may terminate this Agreement by written notice.

7.4 CONSULTANT shall have the right to terminate this Agreement by written notice to CLIENT upon CLIENT's failure to pay CONSULTANT any nondisputed amount due hereunder within sixty (60) days after such amount was due and payable. Any disputed amounts shall be resolved in accordance with Section 32, Dispute Resolution Arbitration herein.


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7.5    If this Agreement is terminated after CONSULTANT has commenced any work, mobilization, or other off-site activities under this Agreement, CONSULTANT will be paid for all outstanding invoices and its actual incurred costs and legally committed accrued costs from date of termination, including reasonable demobilization and project costs associated with vacating the site, determined in accordance with generally accepted accounting principles consistently applied..

7.6 All license rights granted shall cease upon any termination or cancellation of this Agreement. Within fifteen (15) days after termination of the license rights granted herein, or termination or cancellation of this Agreement for any reason, CLIENT agrees to certify to CONSULTANT in writing that the original and all copies of the Software and Documentation, in any form, have been destroyed.

8.     CONFIDENTIALITY OF INFORMATION

8.1 The parties acknowledge that in the course of this Agreement they will have access to, and/or will be in possession of, Confidential Information of the other. "Confidential Information" shall mean information regarded by that party as confidential, including, but not limited to, information relating to its past, present, or future research, development, or business affairs; future project purchases; any proprietary products, materials, or methodologies; all items prepared for and submitted to CLIENT in connection with work performed under this Agreement, including drafts and associated material; and any other information marked or, in the case of information verbally disclosed, verbally designated as confidential at the time of disclosure by that party.

8.2 Each party shall hold in confidence, in the same manner as it holds its own confidential information of like kind, all Confidential Information of the other to which it may have access hereunder. Access to Confidential Information shall be restricted to those of the disclosing party's personnel, subcontractors and other agents with a need to know and engaged in a permitted use. CONSULTANT's deliverable products marked confidential shall neither be exhibited nor distributed in any way to parties external to CLIENT, CLIENT's personnel, subcontractors, and agents (including, but not limited to, Cinergy consultants) not engaged in the performance of this Agreement.

8.3 The foregoing shall not prohibit or limit either party's use of information including, but not limited to, ideas, concepts, know-how, techniques, and methodologies which (i) are or become generally available to and known by the public (other than as a result of an unpermitted disclosure directly or indirectly by the receiving party hereunder or its agents, representatives, or advisors), (ii) is or becomes available to it on a nonconfidential basis from a source other than the furnishing party or its affiliates, advisors, agents, or representatives, provided that such source is not and was not bound by a confidentiality agreement with or other obligation of secrecy to the furnishing party, (iii) has already been or is hereafter independently acquired or developed by it without violating any confidentiality agreement or other obligation of secrecy to the furnishing party, or (iv) is required by law or regulation to be disclosed, provided, however,


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that it shall give the furnishing party reasonable advance notice of such requirement so that the furnishing party may seek appropriate legal relief against such disclosure.

8.4 The parties hereto agree and acknowledge that any such Confidential Information shall be considered for all purposes confidential and privileged information under any local, state, or federal law and such Confidential Information shall not be released pursuant to any local, state, or federal act, law, or statute concerning "freedom of information."

8.5 This section shall survive termination or expiration of this Agreement for any reason for a period of five (5) years.

8.6 Each Party acknowledges and agrees that the provisions of this section are essential to both CONSULTANT and CLIENT and are reasonable and necessary to protect the legitimate interests of both Parties and that the damages sustained by either Party as a result of a breach of the agreements contained herein will subject the damaged Party to immediate, irreparable harm and damage, the amount of which, although substantial, could not be reasonably ascertainable, and that recovery of damages at law will not be an adequate remedy. Therefore, both Parties agree that the damaged Party, in addition to any other remedy it may have under this Agreement or at law, shall be entitled to injunctive and other equitable relief to prevent or curtail any breach of any provision of this section. The breaching Party waives any right to the posting of a bond in the event of an issuance of a temporary restraining order, preliminary injunction, or permanent injunction upon the issuance of said order by a court of competent jurisdiction.

8.7 Upon termination or expiration of this Agreement for any reason, both Parties shall return to the other Party any confidential information or proprietary information belonging to the other Party which is in their possession, except that CONSULTANT shall be entitled to retain a duplicate set of any configuration and/or customized Software delivered by CONSULTANT in connection with this Agreement. This section shall survive termination or expiration of this Agreement for any reason.

9.     EQUAL EMPLOYMENT

9.1 In performing the services hereunder, CONSULTANT agrees to comply with all applicable local, state, and federal laws, regulations, and orders relating to fair and equal employment opportunity practices and policies.

10.    NON-SOLICITATION OF CONSULTANT OR CLIENT EMPLOYEES

10.1 The Parties agree that neither Party will during the term of this Agreement and for a period continuing for 24 months after the expiration or termination of this Agreement, for any reason, directly or indirectly solicit, influence, entice, or encourage any person who is then or had been within one
(1) year of such action an employee of the other Party to cease his or her relationship with his or her employer, or otherwise interfere with, disrupt, or attempt to disrupt any past, present, or prospective relationship, contractual or otherwise, between the other Party and any of its employees.


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10.2   CLIENT and CONSULTANT further agree that neither Party will not, during the term of this Agreement and for a period continuing for 24 months thereafter, hire or attempt to hire, whether as an employee, consultant, or otherwise, any person who was employed by the other Party at any time during the term of this Agreement.

10.3 Each Party acknowledges and agrees that the provisions of this section are essential to both CONSULTANT and CLIENT and are reasonable and necessary to protect the legitimate interests of both Parties and that the damages sustained by either Party as a result of a breach of the agreements contained herein will subject the damaged Party to immediate, irreparable harm and damage, the amount of which, although substantial, could not be reasonably ascertainable, and that recovery of damages at law will not be an adequate remedy. Therefore, both Parties agree that the damaged Party, in addition to any other remedy it may have under this Agreement or at law, shall be entitled to injunctive and other equitable relief to prevent or curtail any breach of any provision of this section. The breaching Party waives any right to the posting of a bond in the event of an issuance of a temporary restraining order, preliminary injunction, or permanent injunction upon the issuance of said order by a court of competent jurisdiction.

10.4 This section shall survive termination or expiration of this Agreement for any reason.

10.5 If the scope of any restriction contained in this section is too broad to permit enforcement of such restriction to its fullest extent, then such restriction shall be enforced to the maximum extent permitted by law and CLIENT hereby consents and agrees that the scope may be judicially modified in any proceeding brought to enforce such restriction.

11.    SPECIAL CONDITIONS

11.1 The following conditions are incorporated into the understandings associated with this Agreement:

       11.1.1 If the project scope of work is requested to be increased or changed by CLIENT in such a manner as to require additional labor or expenses, and CONSULTANT agrees to such changes, the parties will adjust both scope and cost and fees, or other affected terms through written amendment to this Agreement.

       11.1.2 CLIENT and CONSULTANT reserve the right to subsequently amend this Agreement to include additional services or associated products. Compensation for additional services or products will be as agreed by CLIENT and CONSULTANT and may be incorporated as Attachments to this Agreement in accordance with Attachment E - Change Order Procedure. All work to be accomplished will be defined in written change orders approved by the parties. The change orders will define the objectives to be addressed, the scope of services to be provided, the products to be delivered, the schedule to be met, special considerations (as appropriate) and a change order price estimate or fixed fee. The CONSULTANT will be reimbursed as provided in the change order.


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       11.1.3 CONSULTANT's project team members will have the opportunity and authority to contact personnel at CLIENT directly in the performance of technical consulting duties.


12.    ADDRESSES OF PARTIES TO AGREEMENT

12.1 All correspondence, contracts, and communications between the parties to this Agreement should be made to the following:

       Louisiana Gas Service Co.
       1233 Westbank Expressway
       P.O. Box 433
       Harvey, LA  70059

       Attn:  Karl Weber

       Telephone: (504) 374-7476
       Facsimile: (504) 374-7679

       Convergent Group Corporation
       6200 South Syracuse Way, Suite 200
       Englewood, CO  80111

       Attn:  David J. Stewart

       Telephone: (303)  741-8400
       Facsimile: (303)  741-8401

12.2 All notices required or permitted hereunder shall be sufficient if given in writing and if delivered personally, by overnight courier, or by certified mail, return receipt requested, postage prepaid, addressed to the CONSULTANT or CLIENT, as the case may be, at the addresses set forth above or at such other address as such party shall have designated in the manner provided in this section. Notice shall be deemed given on the date of receipt, in the case of personal delivery, or on the delivery or refusal date, as specified on the return receipt, in the case of overnight courier or certified mail.

13.    CONSULTANT TRAINING

13.1 Subject to a mutually agreed to schedule, CONSULTANT will provide training to the CLIENT in the use of the CONSULTANT Software listed in Attachment A - Scope of Work. The extent of such training, number of CLIENT personnel to be trained, location of such training, and the appropriate price are reflected in the Attachments.


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14.    HARDWARE DELIVERY/INSTALLATION

14.1 Some Hardware will initially be delivered to CONSULTANT to be used for planning and development efforts. During the period that the Hardware is located at CONSULTANT's facility, Risk of Loss shall be with CONSULTANT and CONSULTANT is authorized by CLIENT to install, maintain, and request warranty remedies from the Third-Party Hardware manufacturer during the period it is located at CONSULTANT's facility.

14.2 Risk of Loss to Hardware and Software shall pass to CLIENT upon delivery of same to CLIENT's installation site. Subject to manufacturer warranties, the Hardware and Software will be deemed accepted when used by CONSULTANT (if initially delivered to CONSULTANT) or by CLIENT (if initially delivered to CLIENT installation site) in the ordinary course of business.

15.    HARDWARE MAINTENANCE

15.1 CONSULTANT may provide Hardware Maintenance to CLIENT. The terms of the Hardware Maintenance will be in accordance with mutually agreed upon Maintenance provisions.

16.    SOFTWARE MAINTENANCE

16.1 CONSULTANT will procure Third-Party Software Maintenance through the end of this Agreement based upon a mutually agreed upon schedule of costs and fees between CLIENT and CONSULTANT. Third-Party Software Maintenance will be adjusted quarterly until all Third-Party Software Maintenance is totally synchronized at the end of the contract. CONSULTANT will provide one (1) additional year of Third-Party Software Maintenance to CLIENT upon the completion of the contract. The terms of the Third-Party Software Maintenance will be in accordance with mutually agreed upon maintenance provisions.

16.2 Custom Software Maintenance. CONSULTANT will provide custom application software maintenance after the acceptance of each Development Release through the completion of this Agreement. During the contract period of performance maintenance for the Development Releases will be adjusted semi-annually until maintenance is totally synchronized at contract completion. CONSULTANT will provide customer software maintenance for one (1) additional year after contract completion. Thereafter, maintenance shall be provided in a mutually agreed to schedule of costs and fees between CLIENT and CONSULTANT. The terms of the Software Maintenance will be in accordance with mutually agreed upon maintenance provisions to be added at a later date.

17.    WARRANTY AND DISCLAIMER

17.1   CONSULTANT warrants that for ninety (90) days after the Installation Date
(i) any Hardware which is procured for CLIENT by CONSULTANT will be free from defects in materials and workmanship (ii) any Third-Party Software which is procured for CLIENT by CONSULTANT will perform substantially in compliance with the Documentation provided by


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CONSULTANT for ninety (90) days after the Installation Date, and (iii) the system integration will meet the requirements contemplated by the Scope of Work, if any, as demonstrated by the successful completion of the mutually agreed upon acceptance criteria.

17.2 CONSULTANT MAKES NO OTHER WARRANTIES OF ANY KIND EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT BY WAY OF LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE HARDWARE, SOFTWARE, DOCUMENTATION, TECHNICAL INFORMATION, AND TECHNICAL ASSISTANCE PROVIDED BY CONSULTANT PURSUANT TO THIS AGREEMENT.

18.    LIMIT OF LIABILITY

18.1 CONSULTANT's liability in respect to services provided under this Agreement shall be limited to claims directly attributable only to the failure of CONSULTANT's agents or employees to exercise the degree of skill and performance normally exercised by duly qualified persons performing similar functions. The amount of CONSULTANT's liability shall not exceed the total amount of this Agreement. IN NO EVENT SHALL CONSULTANT, ITS EMPLOYEES OR AGENTS BE LIABLE FOR LOSS OF EARNINGS, LOSS OF PROFITS, LOSS OF INTEREST, JUDGMENTS, AWARDS, OR CONTRIBUTION THERETO, OR ANY OTHER SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGE, HOWEVER CAUSED.

19.    NEGLIGENCE

19.1 Each party shall be responsible for willful misconduct and negligent acts or omissions of its agents and employees. Each party shall indemnify, hold harmless, and defend the other from and against all liabilities for bodily injury and property damage caused by the willful or negligent act or omission of the indemnifying party or its agents or employees. This section shall survive termination or expiration of this Agreement for any reason.

20.    LIMITATION OF REMEDIES

20.1 CONSULTANT's entire liability and the CLIENT's exclusive remedy in respect to services and materials provided under this Agreement with the exception of the Indemnity Agreement in Section 21, shall be that CONSULTANT will, pursuant to applicable maintenance provisions, restore the Hardware to working order if it should fail due to defects in materials and workmanship and correct the Third-Party or Custom Software if it should fail to substantially conform to the Documentation provided by CONSULTANT, during the period in which CONSULTANT is providing maintenance services in accordance with Sections 15 and 16 herein. However, if CONSULTANT is unable to cure such defects, as CLIENT's exclusive remedy, CONSULTANT will grant CLIENT a refund for the Hardware and/or Third-Party or Custom Software involved, based upon its straight line depreciated value over the life of the product as determined jointly by CLIENT and CONSULTANT and accept its return.


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20.2   CONSULTANT's entire liability for damages for any cause whatsoever, and regardless of the form of action, shall be limited to CLIENT's actual direct damages not to exceed the amount paid to CONSULTANT under this Agreement for the specific item that caused the damage or that is the subject matter of, or is directly related to, the cause of action. This limitation is not applicable to claims for patent, copyright, and trade secret infringement which claims are covered by Section 21.

20.3 IN NO EVENT SHALL CONSULTANT, ITS OFFICERS, AGENTS, AND EMPLOYEES BE LIABLE UNDER OR IN CONNECTION WITH THIS AGREEMENT UNDER ANY THEORY OF TORT, CONTRACT, STRICT LIABILITY, OR OTHER LEGAL OR EQUITABLE THEORY FOR LOST PROFITS, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES.

21.    PATENTS, TRADEMARKS AND TRADE SECRET INFRINGEMENT INDEMNITY

21.1 CONSULTANT shall defend, at its expense, any action brought against CLIENT to the extent that it is based upon a claim that any Hardware, Software, or Documentation infringes a patent, copyright, or violates any Third-Party trade secret or proprietary right and shall pay all costs and damages finally awarded against CLIENT, provided that CONSULTANT is given prompt written notice of such claim and is given information, reasonable assistance, and sole authority to defend or settle the claim.

21.2 If any such action is brought, or in CONSULTANT opinion is likely to be brought, then CONSULTANT may at its election (i) obtain for CLIENT the right to continue using the Hardware, Software, or Documentation; (ii) replace or modify such so that it becomes noninfringing; or, (iii) if such remedies are not reasonably available, accept CLIENT's return of the Hardware, Software, or Documentation, and grant CLIENT a refund for the Hardware, Software, or Documentation involved, based upon its straight line depreciated value over the life of the product as determined jointly by CLIENT and CONSULTANT.

21.3 CONSULTANT shall have no obligation under this section if the alleged infringement or violation is based upon the use of the Hardware, Software, or Documentation in combination with other hardware, software, or documentation not furnished by CONSULTANT or if such claim arises from CONSULTANT compliance with CLIENT's designs, specifications, or instructions, or from CLIENT's modification of the Hardware, Software, or Documentation.

21.4 CONSULTANT shall have no liability for infringement of patents, copyrights, or violation of trade secrets or proprietary rights except as expressly provided in this section.

22.    GOVERNING LAW

       This Agreement will be governed by the laws of the State of Connecticut, without regard to the conflicts of laws principles of such state.


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23.    ENFORCEMENT EXPENSES

23.1 In the event of a breach or threatened breach of any term or provision of this Agreement, the nonbreaching party shall be entitled to all of its remedies available at law or in equity and in addition shall be entitled to be reimbursed for all of its costs and expenses in enforcing this Agreement, including, but not limited to, reasonable attorneys' fees. This section shall survive termination or expiration of this Agreement for any reason.

24.    ATTACHMENTS

24.1 The Attachments attached hereto form a part of and are incorporated herein by this reference.

       Attachment A: Scope of Work
       Attachment B: Fixed-Price Payments
       Attachment C: Billing Terms for Estimated Work
       Attachment D: Project Assumptions
       Attachment E: Change Order Procedure
       Attachment F: Electronic Funds Transfer
       Attachment G: Project Schedule - TBD
       Attachment H: Deliverable Acceptance Procedures

25.    CAPTIONS AND HEADINGS

25.1 The captions and headings herein are for convenience only and in no way shall be used in the interpretation or construction of this Agreement.

26.    WAIVER OF COMPLIANCE

26.1 Any failure by any Party hereto to enforce at any time any term or condition of this Agreement shall not be considered a waiver of that Party's right to later enforce each and every term and condition hereof.

27.    ASSIGNMENT; BINDING EFFECT

27.1 This Agreement may not be assigned by either Party hereto without the prior written consent of the other Party which consent shall not be unreasonably withheld. This Agreement shall be binding upon and inure to the benefit of each of the Parties and its respective successors and permitted assigns.

28.    DELAYS

28.1 Any loss, damage, or delay in, or failure of, performance by CONSULTANT shall not constitute a default hereunder be a ground for termination of this Agreement, or give rise to any claims for damage against CONSULTANT if such loss, damage, delay, or failure is attributable


Proprietary and Confidential                           Convergent Group/FGM1074F

Citizens Utilities Company
Convergent Group Corporation Professional Services Agreement
--------------------------------------------------------------------------------


in whole or in part to any cause beyond the control of CONSULTANT. These causes include, but are not limited to, acts or omissions of CLIENT causing delay, acts of God or the public enemy, compliance with any order, decree, or request of any governmental authority, fires, floods, explosions, accidents, riots, strikes, labor difficulties, or other concerted acts of workmen, or any other cause not within the reasonable control of CONSULTANT. In the event of the occurrence of any such delay, the time for the performance by CONSULTANT of its services shall be extended for a period of time equivalent to the time attributable to such delay.

29.    SEVERABILITY

29.1 If any provision of this Agreement or the application thereof to any party or circumstance shall be declared invalid, illegal, or unenforceable, the remainder of this Agreement shall be valid and enforceable to the extent permitted by applicable law. In such event, the parties shall use their best efforts to replace the invalid or unenforceable provision with a provision that, to the extent permitted by applicable law, achieves the purposes intended under the invalid or unenforceable provision.

30.    INSURANCE

       During the term of this Agreement, CONSULTANT shall provide and maintain at its own expense the following kinds of insurance with limits of liability as set forth below:

       Insurance                             Limits of Liability
       ---------                             -------------------
       Workman's Compensation                Statutory

       Commercial General Liability          $2,000,000

       Automobile Liability                  $1,000,000

       Excess Liability                      $10,000,000

30.2 CONSULTANT agrees to provide CLIENT during the term of the Agreement with a certificate of insurance evidencing the coverages required above naming CLIENT as an additional insured under each such policy, with waiver of subrogation and stating the policy numbers and inception and expiration dates of all policies. This certificate of insurance shall also provide for 10 days prior notice to the CLIENT in the event of cancellation of the policy. Said certificate shall be furnished to CLIENT prior to the commencement of any work under this Agreement.

31.    INDEPENDENT CONTRACTOR STATUS

31.1 The parties to this Agreement are independent contractors, and none of the provisions of this Agreement shall be interpreted or deemed to create any relationship between such parties other than that of independent contractors. Nothing contained in this Agreement shall be


Proprietary and Confidential                           Convergent Group/FGM1074F

Citizens Utilities Company
Convergent Group Corporation Professional Services Agreement
--------------------------------------------------------------------------------


construed to create a relationship of employer and employees, master and servant, principal and agent, or coventurers between CLIENT and CONSULTANT, between CLIENT and any employee of CONSULTANT, or between CONSULTANT and any employee of CLIENT. CLIENT shall have no right to control or direct the details, manner, or means by which CONSULTANT performs the services hereunder, provided that such services shall be performed to CLIENT's reasonable satisfaction. In performing such services, CONSULTANT shall have no control over or management authority with respect to CLIENT or its operations.

32.    DISPUTE RESOLUTION ARBITRATION

32.1 Any and all disputes arising out of or in connection with the execution, interpretation, performance, or nonperformance of this Agreement or any other certificate, agreement, or other instrument between, involving, or affecting the parties (including the validity, scope, and enforceability of this arbitration agreement) shall be solely and finally settled by a single arbitrator in accordance with the Commercial Rules of the American Arbitration Association (the "Rules"); provided, however, that in the event of conflict between the Rules and the terms of this Agreement, the terms of this Agreement shall govern. The place of arbitration shall be Stamford, Connecticut, and the law applicable to the arbitration procedure shall be the Federal Arbitration Act (9 USC P 2). To commence arbitration of any such dispute, the party desiring arbitration shall notify the other party in writing in accordance with the Rules. In the event that the parties fail to agree on the selection of an arbitrator within fifteen (15) days after the delivery of such notice, the arbitrator shall be selected by the American Arbitration Association upon the request of either party.

32.2 The Parties agree that the award of the arbitrator shall (1) be the sole and exclusive remedy between them regarding any claims, counterclaims, or issues presented to the arbitrator; (2) be final and subject to no judicial review; and
(3) be made and shall promptly be payable in U.S. dollars free of any tax, deduction, or offset. The Parties further agree that any costs, fees, or taxes incident to enforcing the award shall, to the maximum extent permitted by law, be charged against the Party resisting such enforcement. The Parties hereto agree that judgment on the arbitration award may be entered and enforced in any court having jurisdiction over the Parties or their assets.

33.3 Each Party shall, except as otherwise provided herein, be responsible for its own expenses, including legal fees, incurred in the course of any arbitration proceedings. The fees of the arbitrator shall be divided evenly between the Parties.

33.4 CONSULTANT shall carry on and be paid for the services not in dispute and maintain the schedule for services during any arbitration or litigation proceedings, unless otherwise agreed by CONSULTANT or CLIENT in writing.


Proprietary and Confidential                           Convergent Group/FGM1074F

Citizens Utilities Company
Convergent Group Corporation Professional Services Agreement
--------------------------------------------------------------------------------


IN WITNESS WHEREOF, the parties have executed this Agreement effective the 15 day of September, 1997.


CITIZENS UTILITIES COMPANY                       CONVERGENT GROUP CORPORATION

By: /s/ J. MICHAEL LOVE                          By: /s/ GLENN E. MONTGOMERY
   -------------------------------------             ---------------------------

Name: J. Michael Love                            Name:  Glenn E. Montgomery
     -----------------------------------

Title: VICE PRESIDENT PUBLIC SERVICES            Title:  Chairman & CEO
      ----------------------------------


Proprietary and Confidential                           Convergent Group/FGM1074F

                                                                   EXHIBIT 10.19
ATTACHMENT A - SCOPE OF WORK


Convergent Group (CONSULTANT) has prepared this scope of work for the implementation of the DESIGN Geographic Information System (GIS) Project for the Gas Business Unit (GBS) of the Energy Sector of Citizens Utilities Company
(CUC), hereafter referred to as CLIENT.

While it is envisioned that the deliverables referred to in this scope of work will ultimately be rolled out to all Energy Sector service territories, this scope of work discusses only those tasks that will be used to manage the development and implementation of the GIS for the CLIENT service territory as defined in the Data Conversion Plan issued in July 1997. The service territory as defined in that document does not include gas properties in Colorado, Mojave, Santa Cruz, or Hawaii. The addition of these or other service territories will be done via the change order procedure defined in Attachment E - Change Order Procedure.

The assumptions made in developing this scope of work are listed in Attachment D
- Project Assumptions.

CONSULTANT activities are addressed in the following scope of work consisting of nine major tasks.


PROPOSED WORK TASKS


---------------------    -----------------------       ----------------------
1                        2                             3
Project Management       Employee Communications       Hardware Procurement


---------------------    -----------------------       ----------------------


---------------------    -----------------------       ----------------------
4                        5                             6
Third-Party              Systems Engineering           Data Modeling
Software Procurement


---------------------    -----------------------       ----------------------


---------------------    -----------------------       ----------------------
7                        8                             9
Data Conversion          Applications and              Training
                         Interfaces Development


---------------------    -----------------------       ----------------------




--------------------------------------------------------------------------------
CITIZENS UTILITIES COMPANY,     CONVERGENT GROUP                             A-1
ENERGY SECTOR, GAS
BUSINESS UNIT
Proprietary and Confidential

ATTACHMENT A - SCOPE OF WORK



TASK 1: PROJECT MANAGEMENT
--------------------------------------------------------------------------------


CONSULTANT will perform the roles of CLIENT's Representative, General Project Manager, and Integration Consultant on this project.

CONSULTANT will finalize the detailed project implementation work plan and schedule with the appropriate subcontractors and the CLIENT Project Manager. CONSULTANT will take the lead in establishing individual start-up assignments, participation requirements, and project control/review/approval procedures. In coordination with the CLIENT Project Manager, CONSULTANT will maintain the project implementation work plan and schedule on a monthly basis to reflect accomplishments and changes.

CONSULTANT will provide ongoing project management and coordination, including coordinating and managing vendors and subcontractors, supporting day-to-day client activities, scheduling project meetings with the CLIENT Project Team or vendors and subcontractors, providing status reports, and performing other project management/support activities. CONSULTANT will share project plan and schedule updates with the CLIENT Project Team on a regular basis to support CLIENT's internal project management efforts.

CONSULTANT will provide one full-time, onsite person to assist in project coordination, Third-Party and Custom Software installation, training, and acceptance. An extra consultant to commence work in Harvey from January 1998 and an extra consultant for onsite coordination in Flagstaff from April 1998 are recommended. An allowance for these two resources is included in Attachment C - Billing Terms for Estimated Work under "Onsite Consultants."

To facilitate communication and exchange of information between CLIENT and CONSULTANT, CONSULTANT will specify and CLIENT will establish a data communications link between Harvey, Louisiana, and Englewood, Colorado.


DELIVERABLE PRODUCTS FOR TASK 1

o        Monthly status reports on activities and deliverables

o        Monthly project schedule updates

o        Quarterly executive briefings

o        Ongoing project management

o        Ongoing vendor and subcontractor management

o        Requirements for Englewood to Harvey communications link


--------------------------------------------------------------------------------
A-2                             CONVERGENT GROUP     CITIZENS UTILITIES COMPANY,
                                                              ENERGY SECTOR, GAS
                                                                   BUSINESS UNIT
                                                    Proprietary and Confidential

                                                   ATTACHMENT A - SCOPE OF WORK



TASK 2: EMPLOYEE COMMUNICATIONS
--------------------------------------------------------------------------------

CONSULTANT's experience with large systems integration projects has shown that user community involvement early in the process is key to employee acceptance and to the ultimate success of the project. CONSULTANT's communications professionals will assist CLIENT in refining and managing the Employee Communications Program. This program, which seeks to inform and educate future GIS users and any personnel who may be impacted by the GIS implementation, will help ensure acceptance of the technology by CLIENT staff.

CONSULTANT will advise the CLIENT Communications Team on program implementation. The CLIENT Communications Team will perform all internal activities associated with the program implementation. CONSULTANT will conduct monthly or quarterly teleconference meetings with the CLIENT Communications Team to discuss ongoing program strategy. CONSULTANT will provide action item reports from these meetings and quarterly status reports of the Employee Communications Program.


DELIVERABLE PRODUCTS FOR TASK 2

o        Revised Employee Communications Plan

o Employee Communications Program implementation management assistance and consulting

o        Project kickoff meeting

o        Monthly or quarterly meetings



TASK 3: HARDWARE PROCUREMENT
--------------------------------------------------------------------------------

CONSULTANT will define the requirements and specifications for all hardware needed for each phase of development and rollout, negotiate and execute all hardware purchase orders, and deliver hardware to a location nominated by the CLIENT.

CLIENT will also be responsible for installing, configuring, and commissioning hardware, Third-Party and Custom Software, and network communications.

CONSULTANT will work closely with CLIENT to comply with the existing CLIENT hardware infrastructure and standards.

CLIENT will be responsible for reviewing and executing any license agreements for Third-Party Software to be delivered by CONSULTANT with the hardware (for example, operating system, system utilities, etc.).


--------------------------------------------------------------------------------
CITIZENS UTILITIES COMPANY,     CONVERGENT GROUP                             A-3
ENERGY SECTOR, GAS
BUSINESS UNIT
Proprietary and Confidential

ATTACHMENT A - SCOPE OF WORK



Hardware maintenance of items purchased under this contract is included. It has been established at 10 percent of the original purchase price.

Hardware pricing is based upon hardware and associated operating system software as listed in Table A-1. The actual hardware rollout may vary.



TABLE A-1: HARDWARE SCHEDULE

                          TOTAL      1997      1998      1999    2000
                         -------   -------   -------   -------   ------
GIS Server                  4         2         2        --        --
Oracle Server               4         2         2        --        --
Cache Server               11        --         6         3         2
Plot Server                 8        --         6         1         1
Workstation                39         7        24         6         2
Workstation Upgrade        28         2        21         3         2
Laptop                     58        --        10        39         9
Laser Printer              25         1        17         5         2
Plotter                    11         1         7         2         1
Scanner                    10        --         7         2         1


DELIVERABLE PRODUCTS FOR TASK 3

o        Hardware specifications for each phase of system deployment

o        Vendor contract negotiations and management

o        Operating system agreements

o        Hardware and operating system maintenance and associated agreements




--------------------------------------------------------------------------------
A-4                             CONVERGENT GROUP     CITIZENS UTILITIES COMPANY,
                                                              ENERGY SECTOR, GAS
                                                                   BUSINESS UNIT
                                                    Proprietary and Confidential

                          ATTACHMENT A - SCOPE OF WORK


TASK 4: THIRD-PARTY SOFTWARE PROCUREMENT
--------------------------------------------------------------------------------


CONSULTANT will define the requirements and specifications for all third-party software (i.e., GIS, operating system, relational database management system, and document imaging software to support the viewing of main, service, and valve cards) necessary for each phase of development and rollout, negotiate all Third-Party Software vendor purchase orders, and deliver Third-Party Software to a nominated site. Third-Party Software pricing is based upon Third-Party Software and associated operating system software as listed in Table A-2. The actual Third-Party Software rollout may vary from that listed in Table A-2. CLIENT will install and accept Third-Party Software at the Harvey development site. CLIENT will be responsible for deployment of Third-Party Software to end users.

CONSULTANT will provide a credit for unused GDS licenses (Attachment B - Fixed Price Payments). This will be the discounted price of one Smallworld developer license and one Smallworld GIS license, and the first year of maintenance for both licenses.

CONSULTANT will work closely with CLIENT to comply with the existing CLIENT software infrastructure and standards.
CONSULTANT will optimize the use of existing Third-Party Software and vendor purchase agreements and establish an effective parallel Third-Party Software configuration at CONSULTANT headquarters for efficient system development and troubleshooting.

CONSULTANT will rely on CLIENT resources for all activities involving changes to the CLIENT Customer Information System (CIS) on the mainframe.

CLIENT will be responsible for reviewing and executing all license agreements for the Third-Party Software to be delivered by CONSULTANT.

CLIENT will be responsible for installing all Third-Party Software at the CLIENT sites.


--------------------------------------------------------------------------------
CITIZENS UTILITIES COMPANY,     CONVERGENT GROUP                             A-5
ENERGY SECTOR, GAS
BUSINESS UNIT
Proprietary and Confidential

                          ATTACHMENT A - SCOPE OF WORK


TABLE A-2: SMALLWORLD SOFTWARE SCHEDULE


                            TOTAL      1997      1998      1999    2000
                           -------   -------   -------   -------   ------

Smallworld - Developer        2         1         1        --        --
Smallworld - Administrator    2         2        --        --        --
Smallworld - GIS User        65         7        29        22         7
Smallworld - Query/Report    55         2        26        20         7
Smallworld - View             0        --        --        --        --
Smallworld - Web              0        --        --        --        --


DELIVERABLE PRODUCTS FOR TASK 4

o        Third-Party Software specifications for each phase of system deployment

o        Vendor contract negotiations and management

o        Third-Party Software maintenance and associated agreements


TASK 5: SYSTEMS ENGINEERING
--------------------------------------------------------------------------------

CONSULTANT will work with CLIENT on overall system engineering, addressing both functional requirements and system architectural issues. Much of this work has been performed in the pilot and previous change orders. This task reflects the level of effort to complete and maintain these activities.


FUNCTIONAL REQUIREMENTS

System-level functional requirements will be developed for work managed and delivered by CONSULTANT to facilitate design, implementation, testing, and change management processes. CONSULTANT will advise CLIENT on related work managed by CLIENT. These requirements will be of a high-level nature and will be subsequently used to prioritize and estimate the applications and interfaces.

Further detailed requirements for each application or interface will be developed as part of the development release process.

SYSTEM ARCHITECTURE

As part of the system architecture design, CONSULTANT will define the design and architecture of the proposed hardware and Third-Party Software technologies.

Tasks will include the following:

o        Refine current business process/integrated system model

o Resolve process model issues identified during the system integration implementation planning workshop



--------------------------------------------------------------------------------
A-6                             CONVERGENT GROUP     CITIZENS UTILITIES COMPANY,
                                                              ENERGY SECTOR, GAS
                                                                   BUSINESS UNIT
                                                    Proprietary and Confidential

                          ATTACHMENT A - SCOPE OF WORK


o        Define data distribution requirements

o        Define security requirements

o        Refine system architecture

o        Develop the data communications plan, including:

         -        Local communications requirements

         -        Remote access requirements

         -        Outside access requirements

         -        Infrastructure plan

o        Finalize configuration design document

o        Define documentation requirements/timing

As part of developing a map of the system architecture illustrating the physical connectivity between components, CONSULTANT will identify hardware/software components, develop a computer system network diagram, and develop an architecture diagram(s) illustrating functionality.

SYSTEM INTEGRATION MANAGEMENT

This task includes all activities associated with development systems administration, software configuration management, quality assurance and release procedures, in addition to maintaining an Englewood system and advising CLIENT on the Harvey development system.


DELIVERABLE PRODUCTS FOR TASK 5

o        Systems architecture document

o        Functional requirements document

o        Initial development environment installation and configuration

o Software configuration management, quality assurance, and release procedures


TASK 6: DATA MODELING
--------------------------------------------------------------------------------


This task will consist of all activities required to implement a production data model to support the CLIENT DESIGN GIS applications developed as part of this project. These activities will consist of updating the DESIGN GIS data model created in the pilot project to incorporate necessary changes. These data model changes include further refinement of the conceptual/logical model to reflect new application requirements, implementation of the physical data model to optimize performance, data distribution, and data maintenance requirements.

Many of the activities discussed above will be performed in an iterative fashion to account for the phased implementation of the




--------------------------------------------------------------------------------
CITIZENS UTILITIES COMPANY,     CONVERGENT GROUP                             A-7
ENERGY SECTOR, GAS
BUSINESS UNIT
Proprietary and Confidential

                          ATTACHMENT A - SCOPE OF WORK


system. Therefore, CONSULTANT will provide updates to the logical design, the physical design, the database distribution architecture, and the management procedures for the production database, as required, for each phase of implementation.


DELIVERABLE PRODUCTS FOR TASK 6

o        Logical database model update for each phase of implementation

o        Physical database model update for each phase of implementation

o        Database schema update for each phase of implementation

o Production database maintenance procedures and update for each phase of implementation



TASK 7: DATA CONVERSION
--------------------------------------------------------------------------------

CONSULTANT will construct the DESIGN GIS database by managing and coordinating all data conversion activities. These activities will involve defining and specifying data requirements, identifying qualified vendors and subcontractors, negotiating and executing contracts, verifying the quality of data received from conversion contractors, and delivering and installing data at the Harvey development site.

The GIS database may consist of several components: satellite imagery, street centerline and other planimetric data (for example, rivers, railroads, etc.), premises (e.g., addresses), and facilities (for example, pipes, valves, etc.). Each of these components may be provided by a separate vendor or subcontractor. CONSULTANT will manage the specifications, development, and delivery of these components. CONSULTANT will conduct tests on the database to ensure that the data meets mutually agreed-upon acceptance criteria to be developed prior to the initiation of actual data conversion.

In addition to actual data conversion, CONSULTANT will also develop procedures and processes for use by CLIENT District Offices in preparation of facilities conversion. These procedures and processes will specify those activities that can be performed by CLIENT staff in the District Offices in advance of data conversion to enhance the accuracy and completeness of the paper records.

The current database creation plan is based on the following content:

o One meter resolution orthophotography or satellite imagery for high-growth areas identified by CLIENT on the service territory maps supplied to CONSULTANT in November 1996.



--------------------------------------------------------------------------------
A-8                             CONVERGENT GROUP     CITIZENS UTILITIES COMPANY,
                                                              ENERGY SECTOR, GAS
                                                                   BUSINESS UNIT
                                                    Proprietary and Confidential

                                                    ATTACHMENT A - SCOPE OF WORK


o Address listings from a commercial vendor, such as Database America, Donnely, or Dun & Bradstreet.

o        Customer address listings provided by CLIENT.

o Reconciled addresses obtained by comparing CLIENT CIS addresses with commercial vendor addresses. The CLIENT Project Team will resolve any discrepancies, and CONSULTANT will make the appropriate corrections.

o Street centerline and address range data from a commercial vendor, such as GDT or ETAK.

o Identification and resolution of discrepancies between the street data and the other data sources processed to date. The CLIENT Project Team will resolve any discrepancies, and CONSULTANT will make the appropriate corrections.

o Expanded street centerlines to represent nominal rights-of-way based on right-of-way width information provided by CLIENT.

o Geocoded addresses placed along the street centerlines. Those addresses corresponding to CLIENT customers will be flagged.

o Converted gas facilities based on the conversion source documents prepared by the CLIENT Project Team.

o CLIENT customers (flagged addresses) linked to gas facilities using the rules specified in the Data Conversion Plan dated July 1997.


DELIVERABLE PRODUCTS FOR TASK 7

o        Scrub and control procedures update for each District

o        Data conversion acceptance testing procedures for each District

o        Conversion specifications update for each phase of implementation

o Contracts negotiation and administration with data conversion subcontractors and data vendors

o        Data acceptance testing

o Orthophotographs or satellite images for high-growth areas, as specified

o        Street network landbase for up to 2,715 square miles

o        Facilities conversion for up to 342,000 customers

o        Delivery and installation of tested GIS database




--------------------------------------------------------------------------------
CITIZENS UTILITIES COMPANY,     CONVERGENT GROUP                             A-9
ENERGY SECTOR,
GAS BUSINESS UNIT
Proprietary and Confidential

ATTACHMENT A - SCOPE OF WORK



TASK 8: APPLICATIONS AND INTERFACES DEVELOPMENT
--------------------------------------------------------------------------------

This task will take CLIENT-requested applications and interfaces development to a production state. Based on the feedback provided by users from their experience with the functionality provided by the DESIGN GIS, and based on the definition of new applications and interfaces, in the pilot, CLIENT and CONSULTANT will work together to define production applications. CONSULTANT will develop the releases associated with refining, enhancing, and preparing previous pilot applications and new applications for production.

The work plans and schedules include effort to convert GDS-based pilot applications to a Smallworld environment. CONSULTANT will provide a one-time credit off its fixed fees (Attachment B - Fixed Price Payments), which comprises the estimate of the work already performed on the pilot application. All future costs for this application migration effort will be paid by the CLIENT.

CONSULTANT and CLIENT will partner in the development and maintenance of DESIGN applications and interface design, testing, and deployment. CONSULTANT will work with CLIENT technical personnel who have received core GIS, Oracle Relational Database Management System (RDBMS), and other Third-Party Software training to provide skills transfer that will allow CLIENT personnel to take ownership, to develop mutually agreed upon applications, and to provide maintenance of DESIGN applications and interfaces. CLIENT will dedicate appropriate technical resources for specified training, applications and interface development, and skills transfer activities.

CONSULTANT will provide applications and interfaces maintenance support during the life of this contract. The maintenance effort for each application will be defined in the development release process.

To support the development of applications and interfaces, CONSULTANT will establish a development facility in its offices in Englewood, Colorado. This facility will use CLIENT hardware and Third-Party Software to ensure that the applications operate with the hardware and Third-Party Software environment deployed for CLIENT. All hardware and Third-Party Software purchased for this project and used in the CONSULTANT development facility will be delivered to CLIENT as the project concludes. At CLIENT's option, a portion of the hardware and Third-Party Software can



--------------------------------------------------------------------------------
A-10                            CONVERGENT GROUP     CITIZENS UTILITIES COMPANY,
                                                                  ENERGY SECTOR,
                                                               GAS BUSINESS UNIT
                                                    Proprietary and Confidential

                                                    ATTACHMENT A - SCOPE OF WORK


remain in CONSULTANT's offices to be used in supporting CLIENT beyond the project implementation period.

Some of the interfaces to be developed by CONSULTANT can only be simulated in Englewood, Colorado. Therefore, any development that requires access to CLIENT systems may be performed at CLIENT's office by CONSULTANT or by CLIENT staff, if appropriate.

In addition, CLIENT will establish a mirror testing and staging facility at its own offices to perform integration testing, acceptance testing, and maintenance support. This will ensure that testing does not disrupt the end users of the system.


DEVELOPMENT RELEASES

The process by which CONSULTANT and CLIENT will prioritize and define the functionality to be delivered in each phase will be through the use of development releases. Development releases are small-scale scopes of work for applications or modules within applications. Development releases also allow greater development flexibility in prioritizing application development by incorporating user feedback and modifications during the development process prior to spending a substantial amount of development dollars on low priority functionality. Based on CONSULTANT experience, the development pool of dollars estimated to be adequate to fund all required development activities will be established and drawn upon by CLIENT for applications development and integration. This allows CLIENT to evaluate all incremental development from a cost-benefit standpoint.

DEVELOPMENT PROCESS

All development, whether it is a configuration of the base Third-Party Software, customization, application development, or integration, will be performed and managed by CONSULTANT and will follow the process described below:

1. CONSULTANT will work with CLIENT to document detailed functional requirements. CONSULTANT will draft a development release specifying the scope, design, and fixed fee for development to be delivered. The development release will include Custom Software development and testing, acceptance criteria, training requirements, and maintenance allowance.


--------------------------------------------------------------------------------
CITIZENS UTILITIES COMPANY,     CONVERGENT GROUP                            A-11
ENERGY SECTOR,
GAS BUSINESS UNIT
Proprietary and Confidential

ATTACHMENT A - SCOPE OF WORK



2.       CLIENT will authorize development to proceed.

3.       CONSULTANT will continue development.

4. CLIENT will review preliminary design and/or prototype development with CONSULTANT.

5.       Application code development will continue based on CLIENT's review.

6. CONSULTANT will perform code testing (unit testing) and system-level testing prior to delivery.

7.       Application will be delivered to CLIENT for testing and acceptance.


Because of the importance of this task, CONSULTANT will rely heavily on the CLIENT Project Team to ensure that the applications and interfaces under development address CLIENT business issues. To do so, CONSULTANT will involve the CLIENT Project Team in all phases of the development process.

CONSULTANT will use the development facility at Englewood, Colorado, to install all vendor-and CONSULTANT-developed Custom Software for applications, to develop DESIGN applications, and to perform unit and integration testing. CONSULTANT staff will test all application modules to ensure compliance with the development release specifications and test plans. This testing will be completed prior to installation at CLIENT facilities where final integration and user acceptance testing will be conducted by CLIENT.

CONSULTANT will provide CLIENT with training for applications and interfaces developed as part of this task. Specifically, CONSULTANT will provide selected members of the CLIENT Project Team with the necessary training to operate the applications and interfaces for testing and acceptance and for developing training materials that will be used by CLIENT to deliver applications- and interfaces-specific training to end users. CLIENT will be responsible for training end users, as well as for preparing and producing end-user training materials.

As each development release is accepted maintenance will commence. All application and interface maintenance will then continue through the completion of this contract. During the contract period of performance application and interface maintenance periods for all accepted applications and interfaces will be adjusted semi-annually during the life of this contract so as to be completely synchronized upon contract completion The level of maintenance and support for applications and interfaces is


--------------------------------------------------------------------------------
A-12                            CONVERGENT GROUP     CITIZENS UTILITIES COMPANY,
                                                                  ENERGY SECTOR,
                                                               GAS BUSINESS UNIT
                                                    Proprietary and Confidential

                                                    ATTACHMENT A - SCOPE OF WORK



based on current projections for CLIENT Information Systems staff anticipated to be assigned to this project and has been estimated at 15 percent annually of the original development cost.

Refer to Attachment C - Billing Terms for Estimated Work, Table C-1, for an estimate of applications and interfaces rollout and costs.

DELIVERABLE PRODUCTS FOR TASK 8

o        Development releases for applications and interfaces

o        Acceptance criteria and test scripts

o        Core product configurations

o        Applications and interfaces development

o        Assistance with development of training materials

o Maintenance of developed applications and interfaces during contract period


TASK 9: TRAINING
--------------------------------------------------------------------------------

CONSULTANT will assist CLIENT in the development of CLIENT internal expertise needed to support the end users of the DESIGN GIS. CONSULTANT will develop a "train-the-trainer" program that will cover various aspects of operating, customizing, and maintaining the system. To the extent possible, this training will be provided by CONSULTANT staff to ensure that all instruction is given within the context of the CLIENT business processes, as well as to ensure continuity with other project activities. It will also include off-the-shelf training for third-party software products.

For each phase of implementation, CONSULTANT will prepare a training plan and schedule (Table A-3), identifying the specific courses, the trainees, the course dates, and their locations.

CONSULTANT will assist the CLIENT Project Team in the preparation of end-user training materials by incorporating as many of CLIENT's day-to-day business processes within the "scripts" to be developed for testing applications. It is assumed that actual development of training materials for use by CLIENT end users will be the responsibility of the CLIENT staff fulfilling the duties of the trainer position identified in the DESIGN GIS Pilot Evaluation Report dated November 1996.

This task does not include applications-specific instruction. That type of training will be provided as part of the delivery process outlined in Task 8.




--------------------------------------------------------------------------------
CITIZENS UTILITIES COMPANY,     CONVERGENT GROUP                            A-13
ENERGY SECTOR,
GAS BUSINESS UNIT
Proprietary and Confidential

                          ATTACHMENT A - SCOPE OF WORK



                        DELIVERABLE PRODUCTS FOR TASK 9

                          Training plans and schedules


               TABLE A-3: THIRD-PARTY SOFTWARE TRAINING SCHEDULE

----------------------------------------------------------------------------------------------------------
                                                                               IMPLEMENTATION PHASE
COURSE                                            DAYS      LOCATION       1997       1998       1999
----------------------------------------------------------------------------------------------------------
GIS USER TRAINING
   GIS Overview                                     1        On-Site          0          2          3
   Introductory GIS Use                             2        On-Site         12          3          6
   Advanced GIS Use                                 5        Off-Site         1          1          3
   Introductory DBMS Use                            5        Off-Site         1          1          3
   Advanced DBMS Use                                5        Off-Site         4          0          1
PROGRAMMING OF THE SYSTEM
   Introductory GIS Programming                     5        Off-Site         2          0          1
   Advanced GIS Programming                         5        Off-Site         2          1          2
GIS DATABASE DESIGN
   DBMS Forms, Reports, and                         5        Off-Site         2          1          3
   Advanced DBMS Programming                        5        Off-Site         4          1          1
MANAGEMENT OF THE SYSTEM
   Operating System                                 5        Off-Site         3          3          6
   System Operation                                 5        Off-Site         2          2          3
   System Management                                5        Off-Site         3          2          3
   Database Management                              5        Off-Site         2          0          0
----------------------------------------------------------------------------------------------------------








--------------------------------------------------------------------------------
A-14                            CONVERGENT GROUP     CITIZENS UTILITIES COMPANY,
                                                                  ENERGY SECTOR,
                                                               GAS BUSINESS UNIT
                                                    Proprietary and Confidential

ATTACHMENT B - FIXED PRICE PAYMENTS

The total fixed fee for this project, as defined in Attachment A -
Scope of Work, is $7,900,000, which is comprised of $2,900,000 for services and $5,000,000 for land and facility data conversion.

SERVICES
CONSULTANT will provide the services defined in Attachment A -
Scope of Work, that consist of the following:

o   Task 1 - Project Management
o   Task 2 - Employee Communications
o   Task 5 - Systems Engineering
o   Task 6 - Data Modeling

The total fixed fee for services is $2,900,000. The following sums will be subtracted from the total fixed fee for services:


1. Credit for GDS licenses                                $ 38,700
2. Unused pilot funds allocated to hardware               $ 43,640
   and training
3. Pilot applications costs                               $470,921
TOTAL                                                     $553,261

The remaining $2,346,739 for this new scope of work will be invoiced monthly to CLIENT according to Table B-1, Fixed Services Fee Schedule of Payments.


TABLE B-1:        FIXED SERVICES FEE SCHEDULE OF PAYMENTS


                          1997           1998           1999          2000
                          ====           ====           ====          ====
January                                 $75,000       $75,000        $50,000
February                                $75,000       $75,000        $25,000
March                                   $75,000       $50,000        $25,000
April                                   $75,000       $50,000        $25,000
May                                     $75,000       $50,000        $25,000
June                                    $75,000       $50,000        $21,739
July                                    $75,000       $50,000
August                  $125,000        $75,000       $50,000
September               $125,000        $75,000       $50,000
October                 $125,000        $75,000       $50,000
November                $125,000        $75,000       $50,000
December                $125,000        $75,000       $50,000
                        ========        =======       =======        =======

--------------------------------------------------------------------------------
CITIZENS UTILITIES COMPANY, ENERGY SECTOR,                CONVERGENT GROUP   B-1
GAS BUSINESS UNIT
Proprietary and Confidential

ATTACHMENT B - FIXED PRICE PAYMENTS


DATA CONVERSION
Data conversion consists of the following task as described in Attachment A - Scope of Work:

o   Task 7 - Data Conversion

The total fixed fee for data conversion is $5,000,000 and will be billed 80 percent when the data is delivered to CONSULTANT and 20 percent upon acceptance by CLIENT in accordance with mutually agreed upon QA/QC acceptance criteria.

Payments to subcontractors are based upon timely acceptance of data. Since CONSULTANT will be providing QA/QC services, CLIENT must accept or reject data within 15 working days. Otherwise, a delivery will be deemed to be accepted.

Table B-2 depicts the anticipated invoice time frame for CLIENT budget planning purposes. A start-up fee of $500,000 for land and facility record team mobilization is required to mobilize CONSULTANT and conversion vendor resources prior to production data processing. Actual billing after mobilization will be based on the percent of data delivered, i.e., measured by number of transformers and/or customers or portion of landbase area.


TABLE B-2:        ANTICIPATED DATA CONVERSION CHARGES




                          1997           1998          1999           2000
                          ====           ====          ====           ====
January                                $100,000      $150,000       $150,000
February                               $100,000      $150,000       $150,000
March                                  $100,000      $150,000       $150,000
April                                  $150,000      $150,000       $100,000
May                                    $150,000      $150,000       $100,000
June                                   $150,000      $150,000       $100,000
July                                   $200,000      $150,000
August                                 $200,000      $150,000
September              $500,000(A)     $200,000      $150,000
October                                $200,000      $150,000
November                               $200,000      $150,000
December                               $200,000      $150,000
                       ===========     ========      ========       =========


A: Subcontractor Mobilization Fee

--------------------------------------------------------------------------------
B-2            CONVERGENT GROUP       CITIZENS UTILITIES COMPANY, ENERGY SECTOR,
                                                               GAS BUSINESS UNIT
                                                    Proprietary and Confidential

ATTACHMENT C - BILLING TERMS FOR ESTIMATED WORK

The total of the estimated payments for this project defined in Attachment A - Scope of Work, is $10,460,000, as described below. All payments included in this Attachment are in addition to the fees outlined in Attachment B - Fixed Price Payments.

Any of these estimated dollars remaining at the end of the project will be left unspent and kept by CLIENT. If the cumulative value of the estimated dollars exceeds the estimate, a change order will be required for the additional amount.

EXPENSES

CONSULTANT expenses associated with the support of the activities within this project will be invoiced monthly at cost plus a 3.5 percent administrative fee as incurred. These expenses include, but are not limited to, airfare, lodging, car rental, food, parking, copies, postage, faxes, and long-distance telephone charges. Expenses will be invoiced monthly. Estimated total project expenses are $360,000.

HARDWARE

CONSULTANT will specify hardware and related operating system software for each phase of the project. CLIENT will approve consultant's purchases prior to order placement.

CLIENT will purchase hardware and peripherals for this project from CONSULTANT. The hardware equipment is estimated to cost $1,800,000.

THIRD-PARTY SOFTWARE

CLIENT will purchase Third-Party GIS and related Third-Party Software, training, and maintenance from consultant.

CONSULTANT will require CLIENT to approve and execute Third-Party License Agreements and a Consultant Maintenance Agreement prior to CONSULTANT's procurement.

--------------------------------------------------------------------------------
CITIZENS UTILITIES COMPANY, ENERGY SECTOR,          CONVERGENT GROUP        C-1
GAS BUSINESS UNIT
Proprietary and Confidential

ATTACHMENT C - BILLING TERMS FOR ESTIMATED WORK


SMALLWORLD LICENSES

Smallworld software pricing is based upon Smallworld software listed in Table A-2, charged at a 25 percent discount off list price, for a total price of $1,100,000. CLIENT will purchase Smallworld licenses as a single group in September 1997 (payable October 1997).

During the term of this contract, if CLIENT requires a different mix of licenses, any license can be exchanged for the then current relative incremental cost less the discount of 25 percent.

OTHER THIRD-PARTY SOFTWARE

There is an allowance of $750,000 for all other Third-Party Software.

OTHER THIRD-PARTY SOFTWARE MAINTENANCE

Third-Party Software maintenance of items purchased under this contract is included in the $750,000 estimate. It has been estimated at 15 percent of the original purchase price per year.

During the contract period of performance maintenance for the Development Release will be adjusted and payable semi-annually during the life of the contract so as to be synchronized at the end of the contract term.

SMALLWORLD MAINTENANCE

Smallworld product maintenance is priced at an annual rate of 15 percent of current list price, payable in yearly advance upon delivery in accordance with licensing agreements. Three years' annual maintenance is estimated to be $450,000. Actual Smallworld maintenance fees will become payable at the time of key file and/or software delivery.

APPLICATION AND INTERFACES DEVELOPMENT

Applications and interfaces development services provided by CONSULTANT will be invoiced according to the following payment schedule for each development release, as documented in the following task in Attachment A - Scope of Work:

o   Task 8 - Applications and Interfaces Development


--------------------------------------------------------------------------------
C-2      CONVERGENT GROUP              CITIZENS UTILITIES COMPANY, ENERGY SECTOR
                                                               GAS BUSINESS UNIT
                                                    Proprietary and Confidential

         ATTACHMENT C - BILLING TERMS FOR ESTIMATED WORK



The payment schedule for each development release will be as follows:


   PERCENT OF TOTAL DEVELOPMENT          POINT DURING DEVELOPMENT THAT
      RELEASE VALUE INVOICED                AMOUNT WILL BE INVOICED
--------------------------------------------------------------------------------
                25%                  Written authorization by CLIENT provided

                25%                  Prototype and/or design review workshop

                25%                  Development delivered for CLIENT testing

                25%                  Written development acceptance by CLIENT
--------------------------------------------------------------------------------

As development releases are authorized and fixed price fees are established for each individual release, these amounts will be deducted from the remaining application and systems integration development pool of dollars. The amount of the total pool of dollars is estimated at $4,000,000, as detailed in Table C-1.

Taken individually, some of the development releases may exceed their estimated cost, while other development releases may be combined and developed at a lower cost. The total dollar allocations are projected to be adequate to cover the applications and interfaces as currently envisioned by CONSULTANT and CLIENT. CONSULTANT will provide, as part of its invoices, an update of the pool of dollars allocated to development and the remaining unallocated dollars.

Custom applications and interfaces maintenance fees will be 15 percent of the "accepted" cumulative development release fees. These custom applications and interface maintenance fees are in addition to the Third-Party Software Maintenance fees and will be adjusted and payable semi-annually during the life of the contract so as to be synchronized at the end of the contract term.

CARD IMAGING CONVERSION

A Card Imaging Conversion Plan will be developed and will include a pilot conversion activity. The plan will specify how this activity is to be invoiced. CLIENT will agree and accept the plan before work will proceed. This work associated with converting the mains, valve, and service cards is estimated to be $1,000,000.

--------------------------------------------------------------------------------
CITIZENS UTILITIES COMPANY, ENERGY SECTOR,          CONVERGENT GROUP        C-3
GAS BUSINESS UNIT
Proprietary and Confidential

ATTACHMENT C - BILLING TERMS FOR ESTIMATED WORK


TRAINING

Training in accordance with the plans outlined in Task 9 will be procured to ensure effective technology transfer to CLIENT and invoiced as incurred. Training is estimated at $100,000.

ONSITE CONSULTANTS

The provision of two onsite consultants to expedite rollout, training, and support at Harvey and Flagstaff is estimated at $900,000. These consultants will be provided on a mutually agreed upon schedule.

TABLE C-1:        APPLICATIONS/INTERFACES DEVELOPMENT COST ESTIMATES





APPLICATION                                                                      1997      1998       1999      TOTAL
-----------                                                                      ----      ----       ----      -----
ACCOUNTING INTERFACE
     Plant Accounting (Installs, Removals) Report Generation                        --    106,958         --    106,958
     Tax Accounting Report Generation                                               --     54,805         --     54,805
ANALYSIS                                                                            --         --         --         --
     Engineering Alternative Analysis                                               --     26,920         --     26,920
     Integration with Network Analysis Package                                      --     40,186         --     40,186
     Main Repair/Replace Analysis                                                   --     69,090         --     69,090
     Pipeline Monitoring Data Collection/Analysis/Mapping                           --         --    110,474    110,474
     System Expansion Engineering Analysis (Population Study)                       --         --     16,564     16,564
     System Improvement Engineering Analysis (Load Study)                           --         --     16,564     16,564
CATHODIC APPLICATION                                                                --         --         --         --
     Cathodic Protection Mapping                                                19,565     17,247         --     36,812
CONVERSION TOOLS                                                                    --         --         --         --
     External Facilities Data Translation                                           --    157,693         --    157,693
FIELD APPLICATIONS                                                                  --         --         --         --
     Control Valve Data Collection/Management                                   93,034         --         --     93,034
     Crossings Data Collection/Management                                       11,463     17,247         --     28,710
     Field Map Export and Annotation                                                --         --     30,668     30,668
     Leak Complaint/Report/Repair/Recheck                                       28,710     34,545         --     63,255
     Leak Survey Data Collection/Management                                      6,015     24,498         --     30,513
     Leak Survey Data Mapping                                                       --     47,760         --     47,760
     Odorization Data Collection/Management                                         --         --     51,791     51,791
     Pipeline Status/Condition                                                      --         --     30,668     30,668
     Regulator Station Data Collection/Management                                   --         --     37,700     37,700
     Regulator Station Inspection Report Generation                                 --         --     37,700     37,700
     Site Sketching                                                                 --         --    110,474    110,474
     Test Point/Crossing CP Data Collection                                         --         --     44,038     44,038
GIS CORE                                                                            --         --         --         --
     CIS Interface                                                              77,604    108,387         --    185,991
     Gas Facilities Data Query                                                  63,963     20,686         --     84,649
     Gas Facilities Mapping and Data Maintenance                                23,725         --         --     23,725
     Generate Screen Print                                                       8,797         --         --      8,797
     Landbase Mapping and Data Maintenance                                      36,026     92,764         --    128,790
     Locate Area of Interest                                                    19,694         --         --     19,694
MAINFRAME SYSTEMS                                                                   --         --         --         --
     Reengineer Mainframe Systems                                                   --    151,858    139,094    290,952


--------------------------------------------------------------------------------
C-4      CONVERGENT GROUP              CITIZENS UTILITIES COMPANY, ENERGY SECTOR
                                                               GAS BUSINESS UNIT
                                                    Proprietary and Confidential

                          ATTACHMENT C - BILLING TERMS FOR ESTIMATED WORK



APPLICATION                                            1997        1998       1999        TOTAL
                                                       ----        ----       ----        -----
OFFICE TOOLS                                              --          --          --          --
    External Landbase Data Translation                    --     108,258          --     108,258
    Map Export                                            --       9,493          --       9,493
    Marketing Non-Customer Data Access                    --      30,938          --      30,938
    On-Line Map Review                                    --          --     108,258     108,258
    Right-of-Way Mapping                                  --      71,717          --      71,717
    Standard Map Production                          106,481     106,481          --     212,962
OUTAGE                                                    --          --          --          --
    Customer Notification Letter Generation           17,582       8,797          --      26,379
    Gas Loss Calculation/Reporting                        --       8,797          --       8,797
    Outage Analysis                                   48,520       8,797          --      57,317
    Relight List Generation                           21,278       8,797          --      30,075
    Revenue Loss Calculation/Reporting                    --       8,797          --       8,797
    Service/Main Break Recording and Reporting            --          --      34,545      34,545
QUALITY ASSURANCE                                         --          --          --          --
    Quality Assurance/Quality Control                     --     135,127      46,382     181,508
SAFETY AND COMPLIANCE                                     --          --          --          --
    DOT Reporting                                         --          --      95,765      95,765
WORK ORDER                                                --          --          --          --
    As-Built Data Gathering                           12,301      27,796      11,463      51,560
    As-Built Information Posting                      11,940      19,694      11,463      43,097
    Bill of Material Generation                       24,047       8,424      11,463      43,935
    Construction Print Generation                     48,520       8,424      10,214      67,158
    Facilities Availability Analysis                      --      30,938          --      30,938
    Historical As-Built Drawing Review                    --      61,877          --      61,877
    Job Estimating                                        --      27,796      11,463      39,259
    Job Status Query and Display                       7,393     108,258          --     115,652
    Work Closing                                          --      27,796          --      27,796
    Work Design                                       75,182      27,796      10,214     113,192
    Job Review and Approval                               --          --     110,474     110,474
    Job Status Query and Display                          --      17,247          --      17,247
    WMS Interface                                         --          --     103,081     103,081
    Work Closing                                          --          --      11,463      11,463
    Work Initiation                                       --      34,545          --      34,545
    WMS Interface                                         --          --     158,942     158,942
    TOTAL FOR EACH YEAR                              761,841   1,877,232   1,360,927
    GRAND TOTAL                                                                        4,000,000

--------------------------------------------------------------------------------
CITIZENS UTILITIES COMPANY, ENERGY SECTOR,          CONVERGENT GROUP        C-5
GAS BUSINESS UNIT
Proprietary and Confidential

ATTACHMENT D - PROJECT ASSUMPTIONS


CONSULTANT is committed to delivering the CLIENT DESIGN GIS Project, as described in Attachment A - Scope of Work. The following assumptions form the basis of Attachments A - Scope of Work, B - Fixed Price Payments, and C - Billing Terms for Estimated Work.

1. CONSULTANT and CLIENT will work together to develop and maintain a detailed scope of work and schedule that will be used to coordinate the resources of both parties. The scope of work will be based upon the strategic implementation plan that is part of the DESIGN GIS Pilot Evaluation Report dated November 1996.

2. Contract U39, Change Order #2 will be deemed to be complete. Contract U39, Change Order #4 will continue independently and is estimated to be completed in December 1997. All other work associated with Contract U39 is closed and accepted by CLIENT.

3. Price includes a maximum of two iterations for the expeditious completion of deliverables. The CLIENT and CONSULTANT Project Managers shall mutually agree on the time required to review each deliverable and the time for deliverable acceptance in accordance with Attachment H - Deliverable Acceptance Procedures. The review and acceptance time periods will vary according to the specific task and deliverable(s). Iterations beyond the maximum will require additional work effort, which will be handled under Attachment E - Change Order Procedure.

4. CLIENT will provide the resources (as defined in Table E-10 in the DESIGN GIS Pilot Evaluation Report dated November 1996) required to perform all CLIENT source data preparation and conversion scrub activities. Such resources will have appropriate skills and authority to complete the work and resolve conflicts among source documents. Work assigned to CLIENT, as shown in the detailed work plan developed for each phase of work, must be completed on schedule and to specification. If such tasks are not completed according to the schedule, the parties will mutually agree to a schedule and/or scope adjustment.


--------------------------------------------------------------------------------
CITIZENS UTILITIES COMPANY, ENERGY SECTOR,
GAS BUSINESS UNIT                                        CONVERGENT GROUP    D-1
Proprietary and Confidential

ATTACHMENT D - PROJECT ASSUMPTIONS


5. CLIENT will assign sufficient personnel resources as required in the detailed work plan developed for each phase of work. Such resources will have appropriate skills and authority to complete the work. If such tasks are not completed according to the schedule, the parties will mutually agree to a schedule and/or scope adjustment.

6. The total project is estimated to take place over an approximate 36-month period beginning on the contract date. In the event that CLIENT extends the schedule due to business strategy changes, increases to scope, etc., applicable fixed price task items, such as project management, will be addressed via change orders.

7. CLIENT will provide programming resources to perform necessary modifications and maintenance to mainframe legacy systems that are to be interfaced with the DESIGN GIS.

8. CONSULTANT assumes that a majority of the project work and project meetings will be performed in Harvey, Louisiana. The design and build efforts generally will be conducted at CONSULTANT offices in Englewood, Colorado. Staging and detailed functional testing will be performed at CONSULTANT offices in Englewood, Colorado. User testing assistance, rollout assistance, and training will be performed in Harvey, Louisiana, or at mutually agreed upon sites.

9. CLIENT will establish a telecommunications link between the Harvey, Louisiana CLIENT office and the Englewood, Colorado CONSULTANT office to maximize development and project communications efficiencies.

10. CLIENT will provide office space and facilities to CONSULTANT personnel onsite at CLIENT offices to perform various aspects of the implementation.

11. Pricing is based upon work commencing on or about August 1, 1997, with estimated project completion in 3 years. The quoted prices are valid for 60 days.

12. An additional price of $10 per customer will be charged in the event that CLIENT adds customers, within its current CLIENT service territory, as defined in Attachment A - Scope of Work, to the conversion project in excess of those that are already part of this project. Prices to add other CLIENT service areas (i.e., Colorado, Mojave, Santa Cruz, or Hawaii), or new areas acquired through annexation or merger, will be based upon separate CONSULTANT proposals.


--------------------------------------------------------------------------------
D-2      CONVERGENT GROUP             CITIZENS UTILITIES COMPANY, ENERGY SECTOR,
                                                               GAS BUSINESS UNIT
                                                    Proprietary and Confidential

                                              ATTACHMENT D - PROJECT ASSUMPTIONS


13. The contract price does not include CLIENT internal team labor and expenses.

14. Task 2, Employee Communications, in Attachment A - Scope of Work, does not include program tools that are above and beyond the standard presentation materials. Additional tools and approximate budgets for each may include training ($15,000 - $25,000), project video ($40,000 - $50,000), and brochures and other collateral materials ($15,000 - $25,000). Acquisition of these additional tools will be evaluated during the life of the implementation. Implementation of any additional tools will be done via the Change Order authorization process described in Attachment E - Change Order Procedure.

15. Key CONSULTANT project resources, listed below, will not be replaced by CONSULTANT during the life of the project without the mutual agreement of both parties.

    o  Mr. Dean Zastava, CONSULTANT Project Director
    o  Mr. Greg Foster, CONSULTANT Project Manager

16. Key CLIENT project resources, listed below, will not be replaced during the life of the project without mutual agreement of both parties.

    o  Mr. Karl Weber, CLIENT Project Manager


--------------------------------------------------------------------------------
CITIZENS UTILITIES COMPANY, ENERGY SECTOR,               CONVERGENT GROUP    D-3
GAS BUSINESS UNIT
Proprietary and Confidential

ATTACHMENT E - CHANGE ORDER PROCEDURE

FIXED PRICE ADDITIONAL SCOPES OF WORK

1.0 DRAFT ADDITIONAL SCOPES OF WORK. From time to time, during the term of this Agreement, CLIENT may desire to make changes, modifications, or enhancements ("Changes") to the provisions of this Agreement in accordance with this Attachment. CLIENT will notify CONSULTANT of the desired Changes in writing.

         Within 15 business days, CONSULTANT will deliver to CLIENT a proposed Change Order Response that contains the following:

         (i) describes the Services to be provided by CONSULTANT and any Services to be performed or Items to be provided by CLIENT (including any Systems of third parties that are required to operate Systems or Software developed or provided by the CONSULTANT in connection with the Project).

                  a. specifies the Work location(s) where the Project will be performed.

                  b. sets forth the credentials and skills required by employees of the CONSULTANT who will perform the Services associated with the Project.

                  c. sets forth the period of time during which the Services under the Project will be provided.

                  d. describes the Systems and other Deliverables to be provided.

                  e. specifies a Schedule showing the time frame for all stages of the Project and, if required, how the Scope of Work or any other Additional Scopes of Work are integrated into the Schedule.

2.0 PRICE PROPOSAL. The CONSULTANT and CLIENT shall cooperate to reach agreement in the 15 business days following the completion of the draft Additional Scope of Work on the price to be paid to the CONSULTANT for the performance of the Services described in the draft Additional Scope of Work. The CONSULTANT shall be paid a Firm Fixed

--------------------------------------------------------------------------------
CITIZENS UTILITIES COMPANY, ENERGY SECTOR,             CONVERGENT GROUP     E-1
GAS BUSINESS UNIT
Proprietary and Confidential

ATTACHMENT E - CHANGE ORDER PROCEDURE



         Price for performance of the Services consistent with the Payment Schedule for the Services provided under the original Scope of Work, except as otherwise expressly provided in the draft Price Proposal.

3.0 VALIDITY PERIOD. Each draft Additional Scope of Work and draft Price Proposal shall be valid for a period of 30 days, or such longer period, as may be mutually agreed to by the parties.

4.0 CHANGE ORDER RESPONSE. Within 15 days after the CONSULTANT delivers the Change Order Response to the CLIENT, the CLIENT designated representative must provide written approval to the Change Order Response to authorize the implementation of the Change Order.

5.0 CONTINUED PERFORMANCE. The CONSULTANT will diligently proceed with the performance of the Services already under contract, as directed by CLIENT, notwithstanding the submittal of a Change Order Proposal in accordance with Contract Section 11(a).

TIME AND MATERIAL SCOPES OF WORK

1.0 DRAFT ADDITIONAL SCOPES OF WORK. From time to time, during the term of this Agreement, CLIENT may desire to add effort ("Changes") to the provisions of this Agreement in accordance with the Time and Material portions of this Agreement. CLIENT will notify CONSULTANT of the desired Changes in writing.

2.0 PURCHASE ORDER OR CONTRACT. CLIENT will prepare a separate Purchase Order or Contract that contains the following:

         (i) describes the Services to be provided by CONSULTANT and any Services to be performed or Items to be provided by CLIENT (including any Systems of third parties that are required to operate Systems or Software developed or provided by the CONSULTANT in connection with the Project).

                  a. specifies the Work location(s) where the Project will be performed.

                  b. sets forth the credentials and skills required by employees of the CONSULTANT who will perform the Services associated with the Project.

                  c.   sets forth when the Services will commence.


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E-2      CONVERGENT GROUP             CITIZENS UTILITIES COMPANY, ENERGY SECTOR,
                                                               GAS BUSINESS UNIT
                                                    Proprietary and Confidential

                                           ATTACHMENT E - CHANGE ORDER PROCEDURE



3.0 REFERENCES: The Purchase Order or Contract, which delineates the additional Time and Material work to be performed for this Project, will state on its face that the Labor Rates, Terms, and Conditions contained in this Agreement shall take precedence over any terms and conditions or Labor Rates stated on the Purchase Order or Contract.


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CITIZENS UTILITIES COMPANY, ENERGY SECTOR,             CONVERGENT GROUP     E-3
GAS BUSINESS UNIT
Proprietary and Confidential

ATTACHMENT E - CHANGE ORDER PROCEDURE



                            SAMPLE CHANGE ORDER FORM

                               CHANGE ORDER NUMBER
                                 CONTRACT NUMBER
                                DATE OF CONTRACT
                               PARTIES TO CONTRACT

Convergent Group (hereinafter referred to as CONSULTANT), and Citizens Utilities Company/LGS DESIGN GIS Project (hereinafter referred to as CLIENT) mutually agree to amend _______________ to (choose appropriate type of contract) 1) add the Firm Fixed Price amount of $_____________ 2) add Time and Material Tasks in accordance with the Scope of Work in the attached Professional Services Proposal.

REASON FOR THIS CHANGE ORDER:

1) FOR FIXED PRICE CHANGES

Estimated Start Date:

Estimated Completion Date:

Estimated Impact to Project Schedule:

The following line items will be added to the existing contract: Describe Items


ITEM NO.                      DESCRIPTION                   PRICE
--------                      -----------                   -----


TOTAL                                                       $
                                                             ----

Based on the phased completion of the professional consulting effort detailed in this Professional Services Proposal that includes the Scope of Work, all labor, services, and expenses shall be invoiced monthly on a percent task completion basis against the Firm Fixed Price amount of $______________ for the
_____________.




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E-4      CONVERGENT GROUP             CITIZENS UTILITIES COMPANY, ENERGY SECTOR,
                                                               GAS BUSINESS UNIT
                                                    Proprietary and Confidential

                                           ATTACHMENT E - CHANGE ORDER PROCEDURE



2) FOR TIME AND MATERIAL CHANGES

The following line items will be added to the existing contract: Describe Items


TASK DESCRIPTION                                       CEILING PRICE OR HOURS
Either state or reference Labor Rates to be            Explain any reporting requirements relative
used, and approximate hours to be expended by          to hours expended, frequency of billing, or
each job classification.                               ceiling relative to dollars or hours.


                TOTAL                                      HOURS OR DOLLARS

Estimated Start Date:

Estimated Completion Date:

Explanation of any potential impacts to the overall program schedule and/or any schedule changes on the Firm Fixed Price Contract No. ________.

Based upon the labor hours expended for the professional consulting effort authorized by CLIENT as defined in this Professional Services Proposal that includes the Scope of Work, all labor and services performed by CONSULTANT shall be invoiced monthly in accordance with the agreed upon Labor Rates. CONSULTANT's expenses are not included in the Labor Rates and will be reimbursed at cost and are estimated to be $________. Expenses shall be reimbursed in accordance with Clause 5 of this CONSULTANT Agreement.

Amendment 1 now forms an integral part of this Agreement. All other terms and conditions of Agreement ________ will remain unchanged.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives.


--------------------------------------            Convergent Group


By:                                               By:
   -----------------------------------               ---------------------------


By:                                               By:
   -----------------------------------               ---------------------------
                                                           Glenn E. Montgomery
Title:                                            Title:   Chairman & CEO
      --------------------------------

Date:                                             Date:
     ---------------------------------                 -------------------------


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CITIZENS UTILITIES COMPANY, ENERGY SECTOR,             CONVERGENT GROUP     E-5
GAS BUSINESS UNIT
Proprietary and Confidential

ATTACHMENT F - ELECTRONIC FUNDS TRANSFER


Instructions for transmitting funds to Convergent Group Corporation via wire are as follows:

Wire to:          UMB Columbine Bank
                  6900 E. Hampden Avenue
                  Englewood, CO 80224

For credit to:    Convergent Group Corporation
                  Operating Account
                  6200 S. Syracuse Way
                  Suite #200
                  Englewood, CO 80111

                  Account #7170565404

If you have questions, please contact UMB Columbine Bank directly at (303) 758-2501. The persons to contact are Shelly Robbins or Marion Legett in the Wire Transfer Department. Convergent Group Corporation is the Controller at (303) 741-8400.


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CITIZENS UTILITY COMPANY, ENERGY SECTOR,                CONVERGENT GROUP     F-1
GAS BUSINESS UNIT
Proprietary and Confidential

                                  [CONVERGENT
                                     GROUP
                                     LOGO]


                                  ATTACHMENT G



                                PROJECT SCHEDULE
                                TO BE DETERMINED

ATTACHMENT G - PROJECT SCHEDULE

(To be determined)




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CITIZENS UTILITIES COMPANY, ENERGY SECTOR,             CONVERGENT GROUP      G-1
GAS BUSINESS UNIT
Proprietary and Confidential

                                                                   EXHIBIT 10.19

ATTACHMENT H - DELIVERABLE ACCEPTANCE PROCEDURES

As work on this project progresses, CONSULTANT will prepare a Deliverable Acceptance Agreement, which will include a detailed description of the Deliverables listed in the Payment section of the Contract. The CONSULTANT Project Manager and the CLIENT Project Manager will mutually agree as to the description of each of the Deliverables and upon an appropriate Detailed Schedule for CLIENT to provide inputs to CONSULTANT for these Deliverables. The CONSULTANT and CLIENT Project Managers will indicate agreement to the Deliverable Description and Detailed Schedule by signing the Deliverable Acceptance Agreement in the appropriate signature block.

When the Deliverables are completed by CONSULTANT, CLIENT will formally accept each set of Deliverables by signing the Deliverable Acceptance Agreement in the appropriate signature block.

SAMPLE DELIVERABLE ACCEPTANCE AGREEMENT

DESIGN GIS PROJECT PURCHASE ORDER NUMBER
CONVERGENT GROUP CONTRACT NUMBER
DATE OF CONTRACT
PARTIES TO CONTRACT
LINE ITEM NUMBER
DELIVERABLE DESCRIPTION

CONSULTANT and CLIENT mutually agree that when the criteria set forth in this document are met by CONSULTANT, CLIENT will accept these Deliverables in accordance with the referenced Contract Line Item. The purpose of this Deliverable Acceptance Agreement is to detail the description of the Deliverables for this Line Item, to bound the types and/or quantities of Deliverables, and/or limit the time period for CLIENT to review and provide inputs for this Deliverable from CONSULTANT.

Additionally, this Agreement provides for formal acceptance of Deliverables. In case of a conflict between the terms of this Deliverable Acceptance Agreement and the terms of the Contract, the Contract terms will take precedence.


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CITIZENS UTILITIES COMPANY, ENERGY SECTOR,        CONVERGENT GROUP           H-1
GAS BUSINESS UNIT
Proprietary and Confidential

ATTACHMENT H - DELIVERABLE ACCEPTANCE PROCEDURES



DETAILED DESCRIPTION OF THE DELIVERABLES

Both CONSULTANT and CLIENT agree that when two copies of the above Deliverables are delivered to and accepted by CLIENT, this part of the contract will be considered complete. Upon completion, CLIENT agrees to pay CONSULTANT the Price for this Deliverable as described in the Contract.

AGREEMENT TO DESCRIPTION OF DELIVERABLES

Citizens Utilities Company/             Convergent Group
DESIGN GIS Project

By:                                     By:
   -----------------------------           ------------------------------------
Project Manager                         Project Manager

Date:                                   Date:
     ---------------------------             ----------------------------------

ACCEPTANCE OF DELIVERABLES

CLIENT agrees that the above Deliverables are acceptable and CLIENT agrees that CONSULTANT's obligations as they relate to this Contract Line Item have been satisfied. Any further work required on this Line Item will be considered a Change Order and will be processed in accordance with the Change Order Procedure.

CONSULTANT is hereby authorized to invoice CLIENT for these Deliverables in accordance with the terms and conditions of the Contract.

Citizens Utilities Company/DESIGN GIS Project

By:
   -------------------------------
Project Manager

Date:
     -----------------------------



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H-2   CONVERGENT GROUP                CITIZENS UTILITIES COMPANY, ENERGY SECTOR,
                                                               GAS BUSINESS UNIT
                                                    Proprietary and Confidential